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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders of Boyd Gaming Corporation and Subsidiaries:


We consent to the incorporation by reference in Registration Statements
No. 33-17941, No. 33-76484, and No. 33-85022 on Form S-8 of Boyd Gaming
Corporation and Subsidiaries of our report dated February 15, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of Boyd Gaming Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
-----------------------------
DELOITTE & TOUCHE LLP


Las Vegas, Nevada
March 30, 1999